                                                                   EXHIBIT 10.33

     THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

                           CONVERTIBLE PROMISSORY NOTE

$5,100,000                                                       August 13, 2003
Oxford, Massachusetts

FOR VALUE RECEIVED, IPG PHOTONICS CORPORATION, a Delaware corporation ("Maker"), promises to pay to JDS UNIPHASE CORPORATION, a Delaware corporation ("Holder"), the principal sum of FIVE MILLION, AND ONE HUNDRED THOUSAND DOLLARS ($5,100,000) as provided below. This Note is subject to the following terms and conditions:

1.   Maturity

Principal outstanding shall be due and payable no later than the third anniversary date of the date of original issuance of this Note (the "Maturity Date").

2.   Payments

Maker shall make payments in lawful money of the United States of America and in immediately available funds. The outstanding principal owing from time to time hereunder will not bear interest. All payments under this Note shall be made to Holder at JDS Uniphase Corporation, 1768 Automation Parkway, San Jose, California 95131, ATTN: General Counsel, or at such other address as Holder shall direct Maker in writing. This Note may be prepaid in whole or in part, without penalty, at the option of Maker and without the consent of Holder.

3.   Conversion

     (a) This Note shall be convertible, in whole or in part, into shares of fully paid and non-assessable shares of Series D Convertible Preferred Stock, par value $.0001 per share, of Maker ("Preferred Stock") as follows: (i) at any one or more times prior to the Maturity Date, the unpaid principal amount of this Note shall be convertible at the option of Maker, in whole or part, and
(ii) immediately prior to the occurrence of a Change of Control (as hereinafter defined) the unpaid principal amount of this Note shall be convertible at the option of Holder; each such conversion without payment of any additional consideration therefor, into that number of shares of Preferred Stock as is determined by dividing the unpaid principal balance of this Note (or elected portion thereof with respect to a conversion in part) by the Conversion Price in effect at the time of such conversion. The "Conversion Price" shall initially be $1.90 and shall be subject to adjustment (in order to adjust the number of shares of Preferred Stock into which the unpaid principal balance of this Note is convertible) as provided in this Note. The Preferred Stock issued upon conversion of this Note shall have the same rights, preferences and limitations as the shares of Preferred Stock issued to Holder on the date of this Note including, without limitation, adjustments of the conversion price of the Preferred Stock into shares of common stock, par value $.0001 per share, of the Company, that occur after the date of this Note.

     (b) In order for Maker or Holder to convert the unpaid principal balance of this Note into shares of Preferred Stock and subject to Section 3(a) above, Maker or Holder must deliver a notice to Holder or Maker, respectively, at its address of record stating that Maker or Holder elects to convert the unpaid principal balance of this Note (or elected portion thereof with respect to a conversion in part) into Preferred Stock. Promptly upon receipt of such notice if sent by Maker, Holder shall surrender the Note to Maker, endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to Maker, duly executed by Holder or its attorney duly authorized in writing. If Holder shall deliver the notice of conversion, Holder shall surrender to Maker this Note, endorsed or accompanied by a written instrument or instruments of transfer, together with Holder's notice of conversion. The date of mailing of the above-described notice shall be the conversion date (the "Conversion Date") and the conversion shall be deemed effective as of the close of business on the Conversion Date. No fractional shares of Preferred Stock shall be issued upon conversion of the unpaid principal balance of this Note. Maker shall, as soon as practicable, and no more than five business days, after the receipt of the surrendered Note, (i) issue and deliver to Holder a certificate for the number of shares of Preferred Stock to which Holder shall be entitled, together with an amount of cash in lieu of any fraction of a share (to which Holder would otherwise be entitled but for the preceding sentence) which shall be equal to the product of such fraction multiplied by the Conversion Price and (ii) in the event of a conversion in part, execute a new Note in substantially the form hereof in an aggregate principal amount equal to the balance of the unpaid principal balance of this Note not so converted.

     (c) Maker shall at all times prior to the Maturity Date, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of this Note, such number of its duly authorized shares of Preferred Stock as shall from time to time be sufficient to effect the conversion of all this Note into Preferred Stock pursuant to this Section 3. Maker covenants that all of the shares of Preferred Stock which may be issuable upon conversion of this Note and all of the shares of Common Stock of Maker issuable upon conversion of the Preferred Stock shall be duly authorized, validly issued, and fully paid, non-assessable shares of Maker, free from all taxes, liens and other charges with respect to the issue thereof.

     (d) Upon conversion of this Note, this Note shall no longer be deemed to be outstanding and all rights of Holder with respect to this Note shall immediately cease and terminate at the close of business on the Conversion Date with regard to the portion of the principal amount being converted, including without limitation the obligation to pay such portion of the principal amount (except the right of Holder to receive shares of Preferred Stock and cash in lieu of any fraction of a share in exchange therefore and, in the event of a conversion in part, the right of Holder to receive a new Note in substantially the form hereof in an aggregate principal amount equal to the balance of the unpaid principal balance of this Note not so converted).

     (e) In the event the outstanding shares of Preferred Stock shall be split, subdivided, combined or consolidated, by reclassification or otherwise, into a greater or lesser number of shares of Preferred Stock, or in the event that Maker shall issue shares of Preferred Stock by way of stock dividend or other distribution to Holders of Preferred Stock, the Conversion Price in effect immediately prior to such split, subdivision, stock dividend, combination or consolidation shall, concurrently with the effectiveness of such split, subdivision, stock dividend, combination or consolidation, be increased or decreased proportionately.

     (f) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to Section 3(a) and 3(e) above, Maker at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Maker shall, upon the written request at any time of Holder, promptly furnish or cause to be furnished to Holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price then in effect, and (iii) the number of shares of Preferred Stock and the amount, if any, of other property that then would be received upon the conversion of this Note.

     (g) If at any time or from time to time there shall be a Change of Control (as defined in Section 4(c) below), then, as a part of such Change of Control,
(i) Maker shall provide to Holder written notice of such Change of Control at least twenty (20) calendar days prior to consummation of such Change of Control and (ii) provision shall be made so that the successor corporation resulting from such Change in Control assumes this Note and, by the written election of Holder to Maker that Holder shall not deem such Change of Control an Event of Default (as defined below), Holder shall thereafter be entitled to receive upon conversion of this Note the number of shares of stock or other securities or property of the successor corporation resulting from such Change in Control to which a holder of Preferred Stock issuable upon conversion would have been entitled on such Change of Control. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors of Maker) shall be made in the application of the provisions of this Section 3 with respect to the rights and interest thereafter of Holder after the Change of Control to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares acquirable upon conversion of this Note) shall be applicable after the Change of Control in as nearly equivalent a manner as may be practicable. This provision shall not limit the right of Maker or Holder to convert this Note nor the right of Holder to accelerate this Note under Sections 4(c) and 5 below, respectively. In the event this Note is accelerated under Sections 4(c) and 5 below, all amounts due hereunder shall be paid to Holder by Maker or its successor upon the Change of Control.

4.   Breach of Covenants and Bankruptcy

The occurrence of any of the following shall constitute an "Event of Default" hereunder:

     (a) Failure to Pay. Maker shall fail to pay (i) any principal payment on the due date hereunder or (ii) any other payment required pursuant to the terms hereof on the date due; or

     (b) Breaches of Covenants. Maker shall fail to observe or perform any covenant, obligation, condition or agreement contained herein and such failure shall continue for ten days after Maker's receipt of Holder's written notice to Maker of such failure; or

     (c) Change of Control. A Change of Control shall have occurred with respect to Maker. For purposes hereof, the term "Change of Control" means the occurrence of one or more of the following events: (a) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Maker and its subsidiaries, taken as a whole, to any Person or group of related Persons, as defined in Section 13(d) of the Securities Exchange Act of 1934 (a "Group"); and (b) any Person or Group (excluding owners of equity securities as of the date of this Note) shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by Maker's issued and outstanding voting stock or any successor to all or substantially all of Maker's assets; or

     (d) Voluntary Bankruptcy or Insolvency Proceedings. Maker shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property; (ii) admit in writing its inability, to pay its debts generally as they mature; (iii) make a general assignment for the benefit of its or any of its creditors; (iv) be dissolved or liquidated in full or in part; or (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it; or

     (e) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Maker or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Maker or the debts thereof pursuant to any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within ninety days of commencement.

5.   Rights of Holder upon Default

Upon the occurrence or existence of any Event of Default, and at any time thereafter during the continuance of such Event of Default, Holder may, by written notice to Maker, declare all outstanding obligations payable by Maker hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; except that upon the occurrence or existence of any Event of Default set forth in Sections 4(d) or (e) herein, all of the outstanding obligations payable by Maker hereunder shall automatically become immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. No delay or omission by Holder in exercising any right shall operate as a waiver of such right or any other right under this Note; a waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right, power or remedy granted to it hereunder or pursuant to applicable law. Maker agrees to pay all taxes levied or assessed upon the outstanding principal against any holder of this Note. The prevailing party in any action (i) to collect payment on this Note, (ii) in connection with any dispute that arises as to its enforcement, validity, or interpretation, whether or not legal action is instituted or prosecuted to judgment, or (iii) to enforce any judgment obtained in any related legal proceeding, shall be entitled to all costs and expenses incurred, including attorney fees. Furthermore, in the event of any failure to pay an amount due under this Note when due, any such overdue amount shall bear interest at a rate per annum which is equal to the lesser of (a) two percent (2%) above the "Prime Rate" as listed in The Wall Street Journal Money Rates report from time to time or (b) eight percent (8%), from the date of such nonpayment until paid in full, payable upon demand.

6.   Governing Law

This Note shall be governed by the laws of the State of New York, excluding its conflict of law rules.

7.   Amendments and Waivers

Any term of this Note may be amended or waived only with the written consent of Maker and Holder. Any amendment or waiver effected in accordance with this
Section 7 shall be binding upon Maker, Holder and each transferee of the Note; however, no such waiver shall affect or impair the rights of Holder to require observance, performance, or satisfaction, either of that term or condition as it applies on a subsequent occasion or of any other term or condition of this Note. Notwithstanding the foregoing, Maker expressly agrees that this Note or any payment under this Note may be extended by Holder in writing from time to time without in any way affecting the liability of Maker.

8.   Transfer, Successors and Assigns

The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Maker without the prior written consent of Holder. This Note may not be sold or assigned by Holder without prior written consent of Maker except in the event of a merger, consolidation, or acquisition of Holder or any business unit thereof and Holder may pledge this Note to any financial institution as collateral upon written notice to Maker.

9.   Notices

Any notice required or permitted by this Note shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or five days after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice; provided that all notices under Section 3 shall only be sent by nationally-recognized delivery service.

10.  Severability

If any provision or any word, term, clause, or part of any provision of this Note shall be invalid for any reason, the same shall be ineffective, but the remainder of this Note and of the provision shall not be affected and shall remain in full force and effect.

11.  Subordination

Maker's obligations under this Note shall be subordinate in right of payment to Senior Indebtedness of Maker. This Note shall be subject to the forms of subordination agreement requested from time to time by holders of Senior Indebtedness (as defined below), and Holder agrees to enter into such forms of subordination agreement upon request of such holders of Senior Indebtedness and be bound by such agreements. "Senior Indebtedness" as used herein shall mean the principal of (and premium, if any) and unpaid interest on, indebtedness of Maker, or with respect to which Maker is a guarantor, outstanding or under credit lines existing as of the date of this Note, or to banks, insurance companies, lease financing institutions or other lending institutions or business units of such institutions regularly and primarily engaged in the business of lending money, which is for money borrowed (or purchase or lease of equipment in the case of lease financing) by Maker, and which is approved by the Board of Directors of Maker, whether or not secured, and whether or not previously incurred or incurred in the future, or indebtedness of Maker to sellers of land, equipment, furniture, fixtures, components or assets or stock secured by the asset or shares purchased. Other than Senior Indebtedness, the indebtedness owing under this Note shall not rank junior in right of priority of payment to borrowed money of Maker incurred hereafter.

IN WITNESS WHEREOF, Maker has caused this Convertible Promissory Note to be issued as of the date first written above.

MAKER: IPG PHOTONICS CORPORATION


By: /s/ Valentin P. Gapontsev
    ---------------------------------
Name: Valentin P. Gapontsev
Title: CEO and Chairman
Address: 50 Old Webster Road
         Oxford, MA 01540
Attn: General Counsel


AGREED TO AND ACCEPTED:
HOLDER: JDS UNIPHASE CORPORATION


By: /s/ Christopher S. Dewees
    ---------------------------------
Name: Christopher S. Dewees
Title: Vice President
Address: 1768 Automation Parkway
         San Jose, California 95131
Attn: General Counsel